Exhibit 99.4

      [4908 - NFO WORLDWIDE, INC.] [FILE NAME: NFO11B.ELX] [VERSION - F2]
                           [04/06/00] [orig. 04/05/00]

                                   DETACH HERE

                                      PROXY

                              NFO WORLDWIDE, INC.
                      2 Pickwick Plaza, Greenwich, CT 06830

     PROXY FOR RECONVENED SPECIAL MEETING OF STOCKHOLDERS - APRIL 18, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of NFO Worldwide, Inc. (the "Company") hereby appoints William E. Lipner and Patrick G. Healy, and each of them, with full power of substitution in each, as proxies and hereby authorizes each of them to represent and vote as designated below all shares of common stock of the Company held of record by the undersigned at the close of business on March 2, 2000 at the reconvening of the Special Meeting of Stockholders of the Company to be held on April 18, 2000, at 10:00 a.m., at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019-6064, and at any adjournments thereof, upon the following matters and upon such other matters as may be properly brought before the Special Meeting.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE

       [4908 - NFO WORLDWIDE, INC.] [FILE NAME: NFO11A.ELX] [VERSION - F2]
                           [04/06/00] [orig. 04/05/00]

                                   DETACH HERE

     Please mark
[X]  votes as in
     this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.


                                                                    FOR   AGAINST ABSTAIN
1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:
   Proposal to adopt the Agreement and Plan of Merger, dated as     [ ]     [ ]     [ ]
   of December 20, 1999, as amended on April 3, 2000, by and
   between NFO Worldwide, Inc. and The Interpublic Group of
   Companies, Inc.


                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [  ]

                            Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            This signed proxy form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus mailed to you on or about March 3, 2000 and the supplemental information mailed to you on or about April __, 2000.

                            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                            YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


Signature________________ Date_________  Signature________________ Date_________